INTERIM SUB-ADVISORY
CONTRACT
	Agreement made as of October 10,
2000 (Contract) between MITCHELL
HUTCHINS ASSET MANAGEMENT
INC., a Delaware corporation (Mitchell
Hutchins), and INSTITUTIONAL
CAPITAL CORPORATION, a Delaware
corporation (Sub-Adviser).

RECITALS
	(1)	Mitchell Hutchins has
entered into an Interim Investment
Management and Administration
Agreement, dated October 10, 2000
(Management Agreement), with
PaineWebber Managed Investments Trust
(Trust), an open-end management
investment company registered under the
Investment Company Act of 1940, as
amended (1940 Act), with respect to the
series of the Trust designated as
PaineWebber Tax-Managed Equity Fund
(Series);
	(2)	Mitchell Hutchins wishes
to retain the Sub-Adviser to furnish certain
investment advisory services to Mitchell
Hutchins and the Series; and
	(3)	The Sub-Adviser is willing
to furnish such services;
	NOW, THEREFORE, in
consideration of the premises and mutual
covenants herein contained, Mitchell
Hutchins and the Sub-Adviser agree as
follows:
	1.	Appointment.  Mitchell
Hutchins hereby appoints the Sub-Adviser
as an investment sub-adviser with respect
to the Series for the period and on the
terms set forth in this Contract.  The Sub-
Adviser accepts that appointment and
agrees to render the services herein set
forth, for the compensation herein
provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision
and direction of the Trusts Board of
Trustees ("Board") and review by Mitchell
Hutchins, and any written guidelines
adopted by the Board or Mitchell
Hutchins, the Sub-Adviser will provide a
continuous investment program for all or a
designated portion of the assets
("Segment") of the Series, including
investment research and discretionary
management with respect to all securities
and investments and cash equivalents in
the Series or Segment.  The Sub-Adviser
will determine from time to time what
investments will be purchased, retained or
sold by the Series or Segment.  The Sub-
Adviser will be responsible for placing
purchase and sell orders for investments
and for other related transactions for the
Series or Segment.  The Sub-Adviser will
be responsible for voting proxies of
issuers of securities held by the Series or
Segment.  The Sub-Adviser understands
that the Series assets need to be managed
so as to permit it to qualify or to continue
to qualify as a regulated investment
company under Subchapter M of the
Internal Revenue Code, as amended
("Code").  The Sub-Adviser will provide
services under this Contract in accordance
with the Series investment objective,
policies and restrictions as stated in the
Trusts currently effective registration
statement under the 1940 Act, and any
amendments or supplements thereto
("Registration Statement").
	(b)	The Sub-Adviser agrees
that, in placing orders with brokers, it will
attempt to obtain the best net result in
terms of price and execution; provided
that, on behalf of the Series, the Sub-
Adviser may, in its discretion, use brokers
that provide the Sub-Adviser with
research, analysis, advice and similar
services to execute portfolio transactions
on behalf of the Series or Segment, and the
Sub-Adviser may pay to those brokers in
return for brokerage and research services
a higher commission than may be charged
by other brokers, subject to the Sub-
Advisers determining in good faith that
such commission is reasonable in terms
either of the particular transaction or of the
overall responsibility of the Sub-Adviser
to the Series and its other clients and that
the total commissions paid by the Series or
Segment will be reasonable in relation to
the benefits to the Series over the long
term.  In no instance will portfolio
securities be purchased from or sold to
Mitchell Hutchins or the Sub-Adviser, or
any affiliated person thereof, except in
accordance with the federal securities laws
and the rules and regulations thereunder.
The Sub-Adviser may aggregate sales and
purchase orders with respect to the assets
of the Series or Segment with similar
orders being made simultaneously for
other accounts advised by the Sub-Adviser
or its affiliates.  Whenever the Sub-
Adviser simultaneously places orders to
purchase or sell the same security on
behalf of the Series and one or more other
accounts advised by the Sub-Adviser, the
orders will be allocated as to price and
amount among all such accounts in a
manner believed to be equitable over time
to each account.  Mitchell Hutchins
recognizes that in some cases this
procedure may adversely affect the results
obtained for the Series or Segment.
	(c)	The Sub-Adviser will
maintain all books and records required to
be maintained pursuant to the 1940 Act
and the rules and regulations promulgated
thereunder with respect to transactions by
the Sub-Adviser on behalf of the Series or
Segment, and will furnish the Board and
Mitchell Hutchins with such periodic and
special reports as the Board or Mitchell
Hutchins reasonably may request.  In
compliance with the requirements of Rule
31a-3 under the 1940 Act, the Sub-Adviser
hereby agrees that all records that it
maintains for the Series are the property of
the Trust, agrees to preserve for the
periods prescribed by Rule 31a-2 under the
1940 Act any records that it maintains for
the Trust and that are required to be
maintained by Rule 31a-1 under the 1940
Act, and further agrees to surrender
promptly to the Trust any records that it
maintains for the Series upon request by
the Trust.
	(d)	At such times as shall be
reasonably requested by the Board or
Mitchell Hutchins, the Sub-Adviser will
provide the Board and Mitchell Hutchins
with economic and investment analyses
and reports as well as quarterly reports
setting forth the performance of the Series
or Segment and make available to the
Board and Mitchell Hutchins any
economic, statistical and investment
services that the Sub-Adviser normally
makes available to its institutional or other
customers.
	(e)	In accordance with
procedures adopted by the Board, as
amended from time to time, the Sub-
Adviser is responsible for assisting in the
fair valuation of all portfolio securities in
the Series or Segment and will use its
reasonable efforts to arrange for the
provision of a price from one or more
parties independent of the Sub-Adviser for
each portfolio security for which the
custodian does not obtain prices in the
ordinary course of business from an
automated pricing service.
	3.	Further Duties.  In all
matters relating to the performance of this
Contract, the Sub-Adviser will act in
conformity with the Trusts Trust
Instrument, By-Laws and Registration
Statement and with the written instructions
and written directions of the Board and
Mitchell Hutchins; and will comply with
the requirements of the 1940 Act and the
Investment Advisers Act of 1940, as
amended ("Advisers Act") and the rules
under each, Subchapter M of the Internal
Revenue Code ("Code"), as applicable to
regulated investment companies; and all
other federal and state laws and regulations
applicable to the Trust and the Series.
Mitchell Hutchins agrees to provide to the
Sub-Adviser copies of the Trusts Trust
Instrument, By-Laws, Registration
Statement, written instructions and
directions of the Board and Mitchell
Hutchins, and any amendments or
supplements to any of these materials as
soon as practicable after such materials
become available; and further agrees to
identify to the Sub-Adviser in writing any
broker-dealers that are affiliated with
Mitchell Hutchins (other than
PaineWebber Incorporated and Mitchell
Hutchins itself).
	4.	Expenses.  During the term
of this Contract, the Sub-Adviser will bear
all expenses incurred by it in connection
with its services under this Contract.  The
Sub-Adviser shall not be responsible for
any expenses incurred by the Trust, the
Series or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided
and the expenses assumed by the Sub-
Adviser pursuant to this Contract,
Mitchell Hutchins, not the Series, will
pay to the Sub-Adviser a sub-advisory
fee, computed daily and paid monthly, at
an annual rate of 0.30% of the average
daily net assets of the Series or Segment
(computed in the manner specified in the
Management Agreement) and will
provide the Sub-Adviser with a schedule
showing the manner in which the fee was
computed.  If the Sub-Adviser is
managing a Segment, its fees will be
based on the value of assets of the Series
within the Sub-Advisers Segment.
(b)	The fee shall be accrued
daily and payable monthly to the Sub-
Adviser on or before the last business day
of the next succeeding calendar month.
	(c)	If this Contract becomes
effective or terminates before the end of
any month, the fee for the period from the
effective date to the end of the month or
from the beginning of such month to the
date of termination, as the case may be,
shall be pro-rated according to the
proportion that such period bears to the full
month in which such effectiveness or
termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not
be liable for any error of judgment or
mistake of law or for any loss suffered by
the Series, the Trust, its shareholders or by
Mitchell Hutchins in connection with the
matters to which this Contract relates,
except a loss resulting from willful
misfeasance, bad faith or gross negligence
on its part in the performance of its duties
or from reckless disregard by it of its
obligations and duties under this Contract.
	(b)	In no event will the Sub-
Adviser have any responsibilities for any
other series of the Trust, for any portion of
the Seriesinvestments not managed by the
Sub-Adviser or for the acts or omissions of
any other sub-adviser to the Trust or
Series.
		In particular, in the event
the Sub-Adviser shall manage only a
portion of the Series investments, the Sub-
Adviser shall have no responsibility for the
Series being in violation of any applicable
law or regulation or investment policy or
restriction applicable to the Series as a
whole or for the Series failing to qualify as
a regulated investment company under the
Code, if the securities and other holdings
of the Segment managed by the Sub-
Adviser are such that such Segment would
not be in such violation or fail to so qualify
if such segment were deemed a separate
series of the Trust or a separate "regulated
investment company" under the Code.
		Nothing in this section
shall be deemed a limitation or waiver of
any obligation or duty that may not by law
be limited or waived.
	7.	Representations of Sub-
Adviser.  The Sub-Adviser represents,
warrants and agrees as follows:
	(a)	The Sub-Adviser (i) is
registered as an investment adviser under
the Advisers Act and will continue to be so
registered for so long as this Contract
remains in effect; (ii) is not prohibited by
the 1940 Act or the Advisers Act from
performing the services contemplated by
this Contract; (iii) has met and will seek to
continue to meet for so long as this
Contract remains in effect, any other
applicable federal or state requirements, or
the applicable requirements of any
regulatory or industry self-regulatory
agency necessary to be met in order to
perform the services contemplated by this
Contract; (iv) has the authority to enter
into and perform the services contemplated
by this Contract; and (v) will promptly
notify Mitchell Hutchins of the occurrence
of any event that would disqualify the Sub-
Adviser from serving as an investment
adviser of an investment company
pursuant to Section 9(a) of the 1940 Act or
otherwise.
	(b)	The Sub-Adviser has
adopted a written code of ethics and
appropriate procedures complying with the
requirements of Rule 17j-1 under the 1940
Act and will provide Mitchell Hutchins
and the Board with a copy of such code of
ethics, together with evidence of its
adoption.  Within fifteen days of the end of
the last calendar quarter of each year that
this Contract is in effect, the president or a
vice president of the Sub-Adviser shall
certify to Mitchell Hutchins that the Sub-
Adviser has complied with the
requirements of Rule 17j-1 during the
previous year and that there has been no
material violation of the Sub-Advisers
code of ethics or, if such a violation has
occurred, that appropriate action was taken
in response to such violation.  Upon the
written request of Mitchell Hutchins, the
Sub-Adviser shall permit Mitchell
Hutchins, its employees or its agents to
examine the reports required to be made
by the Sub-Adviser pursuant to Rule 17j-1
and all other records relevant to the Sub-
Advisers code of ethics.
	(c)	The Sub-Adviser has
provided Mitchell Hutchins with a copy of
its Form ADV, as most recently filed with
the Securities and Exchange Commission
("SEC") and promptly will furnish a copy
of all amendments to Mitchell Hutchins at
least annually.
	(d)	The Sub-Adviser will
notify Mitchell Hutchins of any change of
control of the Sub-Adviser, including any
change of its general partners or 25%
shareholders or 25% limited partners, as
applicable, and any changes in the key
personnel who are either the portfolio
manager(s) of the Series or senior
management of the Sub-Adviser, in each
case prior to, or promptly after, such
change.
	(e)	The Sub-Adviser agrees
that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Series, the Trust, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell
Hutchins.

	8.	Representation of Mitchell
Hutchins.  Mitchell Hutchins represents
that (i) the Trust was duly organized as a Massachusetts business trust under the laws of Massachusetts, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

	9.	Services Not Exclusive.
The services furnished by the Sub-Adviser
hereunder are not to be deemed exclusive
and the Sub-Adviser shall be free to
furnish similar services to others so long as
its services under this Contract are not
impaired thereby or unless otherwise
agreed to by the parties hereunder in
writing.  Nothing in this Contract shall
limit or restrict the right of any trustee,
director, officer or employee of the Sub-
Adviser, who may also be a Trustee,
officer or employee of the Trust, to engage
in any other business or to devote his or
her time and attention in part to the
management or other aspects of any other
business, whether of a similar nature or a
dissimilar nature.
	10.	Duration and Termination.
(a)	This Contract shall
become effective upon the day and year
first written above, provided that this
Contract has been approved for the Series
by a vote of a majority of those Trustees
of the Trust who are not parties to this
Contract or interested persons of any
such party ("Independent Trustees") cast
at a meeting called for the purpose of
voting on such approval and in which the
Trustees may participate by any means of
communication that allows all Trustees
participating to hear each other
simultaneously during the meeting.
(b)	Unless sooner terminated
as provided herein, this Contract shall
continue in effect for a period of 150
days after the day and year first above
written.
	(c)	Notwithstanding the
foregoing, with respect to the Series, this
Contract may be terminated at any time,
without the payment of any penalty, by
vote of the Board or by a vote of a
majority of the outstanding voting
securities of the Series on ten days
written notice to the Sub-Adviser and
may be terminated by the Sub-Adviser at
any time, without the payment of any
penalty, on sixty days written notice to
Mitchell Hutchins.  The Contract may
also be terminated, without payment of
penalty, by Mitchell Hutchins (i) upon
material breach by the Sub-Adviser of
any of the representations and warranties
set forth in Paragraph 7 of this Contract,
if such breach shall not have been cured
within a 20 day period after notice of
such breach or (ii) if, in the reasonable
judgment of Mitchell Hutchins, the Sub-
Adviser becomes unable to discharge its
duties and obligations under this
Contract, including circumstances such
as financial insolvency of the Sub-
Adviser or other circumstances that could
adversely affect the Series.
	11.	Amendment of this
Contract.  No provision of this Contract
may be changed, waived, discharged or
terminated orally, but only by an
instrument in writing signed by the party
against whom enforcement of the change,
waiver, discharge or termination is sought.
No amendment of this Contract as to the
Series shall be effective until approved
by vote of the Independent Trustees or a
majority of the Series outstanding voting
securities.
	12.	Governing Law.  This
Contract shall be construed in accordance
with the 1940 Act and the laws of the State
of New York, without giving effect to the
conflicts of laws principles thereof. To the
extent that the applicable laws of the State
of New York conflict with the applicable
provisions of the 1940 Act, the latter shall
control.
	13.	Miscellaneous.  The
captions in this Contract are included for
convenience of reference only and in no
way define or delimit any of the provisions
hereof or otherwise affect their
construction or effect.  If any provision of
this Contract shall be held or made invalid
by a court decision, statute, rule or
otherwise, the remainder of this Contract
shall not be affected thereby.  This
Contract shall be binding upon and shall
inure to the benefit of the parties hereto
and their respective successors.  As used in
this Contract, the terms "majority of the
outstanding voting securities," "affiliated
person," "interested person,"
"assignment," "broker," "investment
adviser," "net assets," "sale," "sell" and
"security" shall have the same meaning as
such terms have in the 1940 Act, subject to
such exemption as may be granted by the
SEC by any rule, regulation or order.
Where the effect of a requirement of the
federal securities laws reflected in any
provision of this Contract is made less
restrictive by a rule, regulation or order of
the SEC, whether of special or general
application, such provision shall be
deemed to incorporate the effect of such
rule, regulation or order.  This Contract
may be signed in counterpart.
	14.	Notices.  Any notice herein
required is to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E.
ODonnell, Deputy General Counsel.  All
notices provided to the Sub-Adviser will be sent to the attention of Pamela H.
Conroy, Senior Vice President.


	IN WITNESS WHEREOF, the
parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:

MITCHELL
HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York
10019-6114
By:	/s/
Keith A.
Weller
	Na
me:  Keith
A. Weller
	Tit
le:  First
Vice
President
By:	/s/ Dianne E.
ODonnell
	Name:  Dianne E.
ODonnell
	Title:  Deputy
General Counsel





Attest:

INSTITUTIONAL
CAPITAL
CORPORATION
225 West Wacker Drive,
Suite 2400
Chicago, Illinois 60606
By:	/s/
Celeste E.
Hill
	Na
me:
Celeste E.
Hill
	Tit
le:
By:	Pamela H.
Conroy
	Name:Pamela H.
Conroy
	Title: Senior Vice
President